SENIOR LOAN FUND LLC

LIMITED LIABILITY COMPANY AGREEMENT

TABLE OF CONTENTS

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SENIOR LOAN FUND LLC

LIMITED LIABILITY COMPANY AGREEMENT

This Limited Liability Company Agreement, dated as of May 31, 2013, is entered into by and between Golub Capital BDC, Inc. and United Insurance Company of America (collectively, the “Members”).

WHEREAS, the Members desire to form a co-managed limited liability company under the Act (as defined below) for the purposes and pursuant to the terms set forth herein;

NOW THEREFORE, in consideration of the mutual agreements set forth below, and intending to be legally bound, the Members hereby agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Act”: the Delaware Limited Liability Company Act , as from time to time in effect.

“Administrative Agent”: Golub Capital LLC or an Affiliate thereof retained by the Company with Member Approval to perform administrative and loan services for the Company.

“Administrative Services Agreement”: the Administrative and Loan Services Agreement between the Company and the Administrative Agent, as amended from time to time with Member Approval.

“Affiliate”: with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

“Agreement”: this Limited Liability Company Agreement, as it may from time to time be amended.

“Alternative Investment Vehicle”: the meaning set forth in Section 3.7.

“Broadly Syndicated Loans”: syndicated loans that are not primarily underwritten or co-underwritten by the Administrative Agent’s middle market group and are not substantially similar to those primarily underwritten or co-underwritten by the Administrative Agent’s middle market group.

“Capital Account”: as to each Member, the capital account maintained on the books of the Company for such Member in accordance with Section 4.1.

“Capital Commitment”: as to each Member, the total amount set forth in such Member’s Subscription Agreement delivered herewith and on the Member List, which is contributed and agreed to be contributed to the Company by such Member as a Capital Contribution.

“Capital Contribution”: as to each Member, the aggregate amount of cash actually contributed to the equity capital of the Company by such Member as set forth in Section 3.1. The Capital Contribution of a Member that is an assignee of all or a portion of an equity interest in the Company interest shall include the Capital Contribution of the assignor (or a pro rata portion thereof in the case of an assignment of less than the entire interest of the assignor).

“Certificate of Formation”: the certificate of formation for the Company filed under the Act, as from time to time amended.

“Change of Control”: with respect to any Person, a transaction which causes the owners of such Person as of the date hereof and their Affiliates to own less than fifty percent (50%) of such Person immediately after such transaction. Notwithstanding the foregoing, for purposes of the determination of a Change of Control of United, the relevant Person shall be deemed to be Kemper Corporation.

“Code”: the Internal Revenue Code of 1986, as from time to time amended.

“Company”: the limited liability company created and existing pursuant to the Certificate of Formation and this Agreement.

“Default Date”: the meaning set forth in Section 3.4(a).

“Defaulting Member”: the meaning set forth in Section 3.4(a).

“ERISA”: the Employee Retirement Income Security Act of 1974, as from time to time amended.

“ERISA Plan”: a Person that is an “employee benefit plan” within the meaning of, and subject to the provisions of, ERISA.

“Expenses”: all costs and expenses, of whatever nature, directly or indirectly borne by the Company under the Administrative Services Agreement.

“GAAP”: United States generally accepted accounting principles.

“GAAP Profit or GAAP Loss”: as to any transaction or fiscal period, the net income or loss of the Company under GAAP.

“GCBDC”: Golub Capital BDC, Inc., or any Person substituted for Golub Capital BDC, Inc. as a Member pursuant to the terms of this Agreement.

“GCBDC Representative”: the Person designated by GCBDC to act as its representative in approving or disapproving matters requiring Member Approval hereunder. GCBDC may designate, remove, or designate a successor to, the GCBDC Representative by written notice thereof to United.

“Illiquid Security”: any security other than one which is marketable. For purposes of this definition, a security is marketable only if it (i) is traded on or through a national or other established securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System, (ii) can be sold, with or without volume limitations, to the general public by a Member receiving a distribution of such security, and (iii) is not subject to contractual restrictions on transfer.

“Investment”: an investment of any type held, directly or indirectly, by the Company from time to time. By way of example, Investments may include loans, notes and other debt instruments, total return swaps and other derivative instruments, participation interests, warrants, equity securities including common stock, preferred stock and structured equity products, portfolios of any of the foregoing and derivative instruments related to any of the foregoing. Investments do not include interests in Subsidiaries.

“Investor Laws”: the meaning set forth in Section 7.2.

“LIBOR Rate”: the one-month London InterBank Offered Rate, which for purposes hereof shall be deemed to equal for each day of a calendar quarter such rate as of the first day of such quarter.

“Member”: each Person identified as a Member in the first sentence hereof, and any Person that is or becomes a Member of the Company.

“Member Approval”: as to any matter requiring Member Approval hereunder, the unanimous approval or unanimous subsequent ratification by the GCBDC Representative and the United Representative.

“Member List”: the meaning set forth in Section 2.7.

“Organization Costs”: all out-of-pocket costs and expenses reasonably incurred directly by the Company or for the Company by a Member, the Administrative Agent or its Affiliates in connection with the formation and capitalization of the Company, the initial offering of Company interests to GCBDC and United, and the preparation by the Company to commence its business operations, including, without limitation, reasonable and documented (i) fees and disbursements of legal counsel to the Company, the Administrative Agent or its Affiliates, (ii) accountant fees and other fees for professional services, and (iii) travel costs and other out-of-pocket expenses.

“Person”: shall include an individual, corporation, partnership, association, joint venture, company, limited liability company, trust, governmental authority or other entity.

“Portfolio Company”: with respect to any Investment, any Person that is the issuer of any equity securities, equity-related securities or obligations, debt instruments or debt-related securities or obligations (including senior debt instruments, including investments in senior loans, senior debt securities and any notes or other evidences of indebtedness, preferred equity, warrants, options, subordinated debt, mezzanine securities or similar securities or instruments) that are the subject of such Investment. Portfolio Companies do not include Subsidiaries.

“Prior Member Approval”: as to any matter requiring Prior Member Approval hereunder, the unanimous prior approval of the GCBDC Representative and the United Representative.

“Proceeding” has the meaning set forth in Section 6.5(a).

“Profit or Loss”: as to any transaction or fiscal period, the GAAP Profit or GAAP Loss with respect to such transaction or period, with such adjustments thereto as may be required by this Agreement; provided that in the event that the Value of any Company asset is adjusted under Section 9.5, the amount of such adjustment shall in all events be taken into account in the same manner as gain or loss from the disposition of such asset for purposes of computing Profit or Loss, and the gain or loss from any disposition of such asset shall be calculated by reference to such adjusted Value; and provided further, that GAAP Profit or GAAP Loss may be adjusted with Member Approval to amortize Organization Costs over four years.

“Proportionate Share”: as to any Member, the percentage that its Capital Contribution represents of all Capital Contributions.

“Reserved Amount”: the meaning set forth in Section 5.4(a).

“Revolving Credit Investment”: any revolving credit facility or similar credit facility provided by the Company, directly or indirectly, to a borrower or acquired from another Person; provided that in the case of any such credit facility provided or acquired indirectly through another entity which is not wholly owned by the Company, the Revolving Credit Investment shall be the Company’s proportionate share thereof.

“Senior Debt”: debt securities which are secured by a first lien on some or all of the issuer’s assets, including traditional senior debt and any related Revolving Credit Investment.

“Subsidiary”: any investment vehicle or financing vehicle directly or indirectly owned, in whole or in part, by the Company; provided that a Subsidiary shall not include any holding company formed for the purpose of making a specific investment in a specific Portfolio Company.

“Tax Liability”: as to any Member and any fiscal period, the amount of Profit (and each item thereof) allocated to such Member for U.S. federal income tax purposes in the Company income tax return filed or to be filed by the Company with respect to such period, multiplied by the highest combined marginal U.S. federal, state and local income tax rates for individuals in Illinois on each type of taxable income and gain included in such Profit, taking into account (i) the non-deductibility of any item for state or local income tax purposes that is deductible for federal income tax purposes, (ii) the deductibility for federal income tax purposes of state or local income taxes, and (iii) the deductibility of any item for state income tax purposes that is not deductible for federal income tax purposes. The Tax Liability for any fiscal period in which such Member was allocated net loss for federal income tax purposes shall be deemed to equal zero.

“Tax Matters Member”: the meaning set forth in Section 6.6.

“Temporary Advance”: the meaning set forth in Section 3.2.

“Temporary Advance Rate”: with respect to any period, the rate equal to (i) the sum of the average LIBOR Rate during such period (expressed as an annual rate) plus three percent (3.0%) per annum, multiplied by (ii) a fraction, the numerator of which is the number of days in such period and the denominator of which is 365; provided that the Temporary Advance Rate for any Temporary Advance outstanding for less than four days shall equal zero.

“Treasury Regulations”: all final and temporary federal income tax regulations, as amended from time to time, issued under the Code by the United States Treasury Department.

“United”: United Insurance Company of America, or any Person substituted for United as a Member pursuant to the terms of this Agreement.

“United Representative”: the Person designated by United to act as its representative in approving or disapproving matters requiring Member Approval hereunder. United may designate, remove, or designate a successor to, the United Representative by written notice thereof to GCBDC.

“Value”: as of the date of computation with respect to some or all of the assets of the Company or any assets acquired by the Company, the value of such assets determined in accordance with Section 9.5.

Section 1.2 Other Definitional Provisions. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. Unless otherwise specified, references herein to applicable statutes or other laws are references to the federal laws of the United States.

ARTICLE 2
GENERAL PROVISIONS

Section 2.1 Formation of the Limited Liability Company. The Company was formed under and pursuant to the Act upon the filing of the Certificate of Formation in the office of the Secretary of State of the State of Delaware, and the Members hereby agree to continue the Company under and pursuant to the Act. The Members agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein. Each Person being admitted as a Member as of the date hereof shall be admitted as a Member at the time such Person has executed this Agreement or a counterpart of this Agreement.

Section 2.2 Company Name. The name of the Company shall be “Senior Loan Fund LLC,” or such other name as approved by Member Approval.

Section 2.3 Place of Business; Agent for Service of Process.

(a)          The registered office of the Company in the State of Delaware shall be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, or such other place as the Members may designate. The principal business office of the Company shall be at 150 South Wacker Drive, Suite 800, Chicago, IL 60606, or such other place as may be approved by Member Approval. The Company may also maintain additional offices at such place or places as may be approved by Member Approval.

(b)         The agent for service of process on the Company pursuant to the Act shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, or such other Person as the Members may designate with Member Approval.

Section 2.4 Purpose and Powers of the Company.

(a)          The purpose of the Company is to make Investments, either directly or indirectly through Subsidiaries or other Persons, primarily in Senior Debt that is issued by middle market companies (including related Revolving Credit Investments) or in Broadly Syndicated Loans.

(b)         In furtherance of such purpose the Company, either directly or indirectly, shall have the following powers:

(i)                 to form, invest in or through, transfer, dispose of or otherwise deal in the interests of, and exercise all rights, powers, privileges and other incidents of ownership with respect to, investment and financing vehicles (formed in the United States or otherwise) which hold one or more Investments, including, without limitation, investment and financing vehicles that are wholly or partially controlled, managed or administered by a Member, the Administrative Agent or any of their Affiliates, and investment and financing vehicles that are partially owned by Persons other than the Company (including but not limited to Persons that may be controlled, managed or administered by a Member, the Administrative Agent or any of their Affiliates), and investment vehicles formed for the purpose of making and administering Revolving Credit Investments and allocating related Profit or Loss;

(ii)               to purchase or otherwise acquire, transfer, dispose of or otherwise deal in, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Investments without regard to whether such Investments are publicly traded, readily marketable or restricted as to transfer;

(iii)             to incur indebtedness for borrowed money, and to pledge, hypothecate, mortgage, collaterally assign, or otherwise grant security interests or liens on any Company assets, including without limitation the Capital Commitments and the power and authority to call the Capital Commitments;

(iv)             to guarantee, or otherwise become liable for, the obligations of other Persons, including Portfolio Companies;

(v)               to engage personnel and do such other acts and things as may be necessary or advisable in connection therewith;

(vi)             to engage and compensate attorneys, accountants, investment advisors, technical advisors, consultants, custodians, contractors and agents;

(vii)           to pay and incur other expenses and obligations incident to the operation of the Company;

(viii)         to establish, maintain, and close bank accounts and draw checks or other orders for the payment of money;

(ix)             to establish, maintain, and close accounts with brokers;

(x)               to enter into, make and perform all such contracts, agreements and other undertakings, and to take any and all actions and engage in any and all activities, as may be incidental to, or necessary, advisable or appropriate to, the carrying out of the foregoing purpose; and

(xi)             to take any other action permitted to be taken by a limited liability company under the Act.

(c)          The Company may enter into and perform Subscription Agreements among the Company and each Member, without any further act, vote or approval of any Member notwithstanding any other provision of this Agreement, the Act or any other applicable law, rule or regulation.

Section 2.5 Fiscal Year. The fiscal year of the Company shall be the period ending on September 30 of each year.

Section 2.6 Liability of Members. Except as expressly provided in this Agreement, a Member shall have such liability for the repayment, satisfaction and discharge of the debts, liabilities and obligations of the Company only as is provided by the Act. A Member that receives a distribution made in violation of the Act shall be liable to the Company for the amount of such distribution to the extent, and only to the extent, required by the Act. The Members shall not otherwise be liable for the repayment, satisfaction or discharge of the Company’s debts, liabilities and obligations, except that each Member shall be required to make Capital Contributions in accordance with the terms of this Agreement and shall be required to repay any distributions which are not made in accordance with this Agreement.

Section 2.7 Member List. The Administrative Agent shall cause to be maintained in the principal office of the Company a list (the "Member List") setting forth, with respect to each Member, such Member's name, address, Capital Commitment, Capital Contributions and such other information as the Administrative Agent may deem necessary or desirable or as required by the Act. The Administrative Agent shall from time to time update the Member List as necessary to reflect accurately the information therein. Any reference in this Agreement to the Member List shall be deemed to be a reference to the Member List as in effect from time to time. No action of the Members shall be required to supplement or amend the Member List. Revisions to the Member List made by the Administrative Agent as a result of changes to the information set forth therein made in accordance with this Agreement shall not constitute an amendment of this Agreement.

ARTICLE 3
COMPANY CAPITAL AND INTERESTS

Section 3.1 Capital Commitments.

(a)          Each Member’s Capital Commitment shall be set forth on the Member List and in such Member’s Subscription Agreement and shall be payable in cash in U.S. dollars. Each such payment shall be made from time to time within three (3) business days after notice from the Administrative Agent specifying the amount then to be paid, or such later date as may be specified in such notice; provided that any such amount to be used for a purpose requiring Prior Member Approval or Member Approval shall be subject to such Prior Member Approval or Member Approval, as applicable. Capital Contributions shall be made by all Members pro rata based on their respective Capital Commitments.

(b)         Capital Contributions which are not used for their intended purpose shall be returned to the Members within ninety (90) days in the same proportion in which made, in which case such amount shall be added back to the unfunded Capital Commitments of the Members and may be recalled by the Company as set forth in this Article 3. Capital Contributions which have been returned to Members also may be recalled to the extent provided by Section 5.4(a).

Section 3.2 Temporary Advances. A Member, in its discretion, may make loans (“Temporary Advances”) to temporarily fund draws by Portfolio Companies under Revolving Credit Investments or to temporarily fund other Investments or Expenses of the Company until Capital Contributions are made by the Members as set forth in Section 3.1. Such Temporary Advances plus interest at the Temporary Advance Rate shall be returned from any Capital Contributions by the Members under Section 3.1, with any unreturned Temporary Advances plus interest at the Temporary Advance Rate paid as set forth in Section 5.1.

Section 3.3 Defaulting Members.

(a)          Upon the failure of any Member (a "Defaulting Member") to pay in full any portion of such Member’s Capital Commitment within ten (10) days after written notice from the other Member (the “Default Date”) that such payment is overdue, the other Member, in its sole discretion, shall have the right to pursue one or more of the following remedies on behalf of the Company if such failure has not been cured in full within such ten-day period:

(i)               collect such unpaid portion (and all attorneys’ fees and other costs incident thereto) by exercising and/or pursuing any legal remedy the Company may have; and

(ii)              upon thirty (30) days written notice (which period may commence during the ten-day notice period provided above), and provided that the overdue payment has not been made, dissolve and wind down the Company in accordance with Article 8.

Except as set forth below, the non-defaulting Member's election to pursue any one of such remedies shall not be deemed to preclude such Member from pursuing any other such remedy, or any other available remedy, simultaneously or subsequently.

(b)         Notwithstanding any provision of this Agreement to the contrary,

(i)               a Defaulting Member shall remain fully liable to the creditors of the Company to the extent provided by law as if such default had not occurred;

(ii)              a Defaulting Member shall not be entitled to distributions made after the Default Date until the default is cured; and

(iii)             the Company shall not make new Investments after the Default Date until the default is cured.

Section 3.4 Interest or Withdrawals. No Member shall be entitled to receive any interest on any Capital Contribution to the Company. Except as otherwise specifically provided herein, no Member shall be entitled to withdraw any part of its Capital Contributions or Capital Account balance.

Section 3.5 Admission of Additional Members.

(a)          The Members may, with Member Approval, (i) admit additional Members upon terms approved by Member Approval, or (ii) permit existing Members to subscribe to additional interests in the Company; provided, however, that GCBDC shall at all times retain a Proportionate Share of at least 50%; and provided, further, that the admission of Substituted Members shall be governed by Section 7.1.

(b)         Each additional Member shall execute and deliver a written instrument satisfactory to the existing Members whereby such Member becomes a party to this Agreement, as well as a subscription agreement and any other documents required by the existing Members. Each such additional Member shall thereafter be entitled to all the rights and subject to all the obligations of Members as set forth herein. Upon the admission of or the increase in the interest of any Member as herein provided, the Administrative Agent is hereby authorized to update the Member List, as required, to reflect such admission or increase.

Section 3.6 Alternative Investment Vehicle. Based on legal, tax, regulatory and other structuring considerations, in connection with particular Investments, the Company may, with Member Approval, create one or more parallel partnerships, corporations or other entities (“Alternative Investment Vehicles”) for purposes of making, holding and disposing of one or more Investments. One or more of the Members shall be required to provide capital directly to each such Alternative Investment Vehicle to the same extent, for the same purposes and on the same terms and conditions as the Members are required to provide capital to the Company and such capital shall reduce the unfunded Capital Commitment to the same extent as if made to the Company. The terms of any Alternative Investment Vehicle, including the terms with respect to management and control of the Alternative Investment Vehicle, shall be substantially similar in all material respects to those of the Company; provided, that, such terms may vary based on the structure of the relevant transaction, legal, tax and regulatory considerations. Any such Alternative Investment Vehicle will be structured in a manner whereby the Members participating in such Alternative Investment Vehicle shall bear the incremental costs of the alternative arrangement (including taxes). The governing documents of any Alternative Investment Vehicle shall provide for the limited liability of the Members to the same extent in all material respects as is provided to the Members under this Agreement. If a Member fails to provide all or a portion of its required capital to an Alternative Investment Vehicle on the applicable drawdown date (unless such Member is excused from providing such capital by the governing documents of such Alternative Investment Vehicle), the other Member shall be entitled to pursue any and all remedies set forth in Section 3.4 in addition to any applicable provisions of the governing documents of the Alternative Investment Vehicle.

ARTICLE 4
ALLOCATIONS

Section 4.1 Capital Accounts.

(a)          An individual capital account (a “Capital Account”) shall be maintained for each Member consisting of such Member’s Capital Contribution, increased or decreased by Profit or Loss allocated to such Member, decreased by the cash or Value of property (giving effect to any liabilities the property is subject to, or which the Member assumes), and otherwise maintained consistent with this Agreement. In the event that the Administrative Agent determines that it is prudent to modify the manner in which Capital Accounts, including all debits and credits thereto, are computed in order to be maintained consistent with this Agreement, the Administrative Agent is authorized to make such modifications to the extent that they do not result in a material adverse effect to any Member. Capital Accounts shall be maintained in a manner consistent with applicable Treasury Regulations.

(b)         Profit or Loss shall be allocated among Members as of the end of each fiscal year of the Company; provided that Profit or Loss shall also be allocated at the end of (i) each period terminating on the date of any withdrawal by any Member, (ii) each period terminating immediately before the date of any admission or increase in Capital Commitment of any Member, (iii) the liquidation of the Company, or (iv) any period which is determined by Member Approval to be appropriate. Organization Costs may be amortized over four (4) years or such other period deemed appropriate by Member Approval.

Section 4.2 General Allocations. Profit or Loss shall be allocated among the Members as provided by this Section 4.2. Loss (after taking into account any interest expense incurred on Temporary Advances) shall be allocated among the Members pro rata in accordance with their Capital Accounts. Profit shall be allocated among the Members (i) first, pro rata until the cumulative amount of profit allocated to a Member equals the cumulative amount of loss previously allocated to such Member and (ii) thereafter pro rata in accordance with the Members’ Capital Accounts.

Section 4.3 Changes of Interests. For purposes of allocating Profit or Loss for any fiscal year or other fiscal period between any permitted transferor and transferee of a Company interest, or between any Members whose relative Company interests have changed during such period, or to any withdrawing Member that is no longer a Member in the Company, the Company shall allocate according to any method allowed by the Code and selected by the Members. Distributions with respect to an interest in the Company shall be payable to the owner of such interest on the date of distribution. For purposes of determining the Profit or Loss allocable to or the distributions payable to a permitted transferee of an interest in the Company or to a Member whose interest has otherwise increased or decreased, Profit or Loss allocations and distributions made to predecessor owners with respect to such transferred interest or increase of interest shall be deemed allocated and made to the permitted transferee or other holder.

Section 4.4 Income Taxes and Tax Capital Accounts.

(a)          Each item of income, gain, loss, deduction or credit shall be allocated in the same manner as such item is allocated pursuant to Section 4.2.

(b)         In the event of any variation between the adjusted tax basis and value of any Company property reflected in the Members’ capital accounts maintained for federal income tax purposes, such variation shall be taken into account in allocating taxable income or loss for income tax purposes in accordance with, and to the extent consistent with, the principles under Section 704(c) of the Code and applicable Treasury Regulations.

ARTICLE 5
DISTRIBUTIONS

Section 5.1 General.

(a)          To the extent of available cash and cash equivalents, the Company shall make distributions quarterly, shared among the Members as set forth below; provided that the amount of any such distribution may be reduced as provided by Section 5.3 and Section 5.4, including for the purpose of reinvesting proceeds received from Investments as set forth in Section 5.4.

(b)         Except as otherwise provided in this Article 5 or Section 8.3, distributions shall be shared among the Members as set forth in this Section 5.1(b). The Members, with Prior Member Approval, may determine to make a distribution from available cash or cash equivalents received from one or more Investments (whether from principal repayment or otherwise and after reduction as provided by Section 5.3 and Section 5.4), in which event such distribution shall be shared among the Members as follows:

(i)                 First, to pay any outstanding Temporary Advances and any interest accrued thereon; and

(ii)               Second, to the Members as distributions in respect of their interests in the Company in proportion to their respective Capital Accounts.

Section 5.2 Tax Distributions. Prior to the dissolution and winding up of the Company, if and to the extent that the Tax Liability of any Member with respect to any fiscal year, but for this Section 5.2, would have exceeded the distributions otherwise made to such Member under Section 5.1(b)(v) with respect to such fiscal year, then the Members, with Prior Member Approval, may cause the Company to distribute to all Members, in proportion to their respective Capital Accounts, an amount sufficient so that, together with distributions under Section 5.1(b)(v) with respect to such fiscal year, each Member has received distributions with respect to such fiscal year no less than such Member’s Tax Liability with respect to such fiscal year.

Section 5.3 Withholding. The Company may withhold from any distribution to any Member any amount which the Company has paid or is obligated to pay in respect of any withholding or other tax, including without limitation, any interest, penalties or additions with respect thereto, imposed on any interest or income of or distributions to such Member, and such withheld amount shall be considered an interest payment or a distribution, as the case may be, to such Member for purposes hereof. If no payment is then being made to such Member in an amount sufficient to pay the Company’s withholding obligation, any amount which the Company is obligated to pay shall be deemed an interest-free advance from the Company to such Member, payable by such Member by withholding from subsequent distributions or within ten (10) days after receiving written request for payment from the Company.

Section 5.4 Reserves; Certain Limitations; Distributions in Kind. Notwithstanding the foregoing provisions:

(a)          The Company may withhold from any distribution a reasonable reserve which the Members, with Prior Member Approval, determine to be appropriate for working capital of the Company or to discharge costs, Expenses and liabilities of the Company (whether or not accrued or contingent), or otherwise to be in the best interests of the Company for any valid Company purpose. Any part or all of such reserved amount (“Reserved Amount”) that is released from reserve (other than to make payments on account of a purpose for which the reserve was established) shall be distributed to the Members in accordance with Section 5.1 through Section 5.3. Without limitation to the foregoing, amounts may be retained and used, or reserved to be used, to make any Investment that is reasonably expected at the time the amount is retained. Alternatively, the Members, with Prior Member Approval, may cause the Company to distribute, in accordance with Section 5.1 through Section 5.3, any amount that could be retained for re-investment as set forth above. To the extent such distributed amount to a Member represents a distribution other than from cumulative undistributed Profit, net of cumulative Loss, allocated to such Member, such amount shall be added to the unfunded Capital Commitment of such Member and may be recalled by the Company under Article 3.

(b)         In no event shall the Company be required to make a distribution to the extent that it would (i) render the Company insolvent, or (ii) violate Section 17-607(a) of the Act.

(c)          No part of any distribution shall be paid to any Member from which there is due and owing to the Company, at the time of such distribution, any amount required to be paid to the Company pursuant to Article 3. Any such withheld distribution shall be paid to such Member, without interest, when all past due installments of such Member’s Capital Commitment have been paid in full by such Member or when such Member’s interest in the Company has been purchased as contemplated by Section 3.4.

(d)         The Company shall not distribute Illiquid Securities other than with Member Approval. Distributions of securities and of other non-cash assets of the Company other than upon the dissolution and liquidation of the Company shall only be made pro rata to all Members (in proportion to their respective shares of the total distribution) with respect to each security or other such asset distributed. Securities listed on a national securities exchange that are not restricted as to transferability and unlisted securities for which an active trading market exists and that are not restricted as to transferability shall be valued in the manner contemplated by Section 9.5 as of the close of business on the day preceding the distribution, and all other securities and non-cash assets shall be valued as determined in the last valuation made pursuant to Section 9.5.

ARTICLE 6
MANAGEMENT OF COMPANY

Section 6.1 Management Generally.

(a)          The management of the Company and its affairs shall be vested in the Members. Unless otherwise provided herein, all consents, approvals, votes, waivers or other decisions to be made collectively by the Members shall require Member Approval. Matters requiring Prior Member Approval or Member Approval are set forth in further detail in Schedule A hereto, which is incorporated by reference herein.

(b)         The Company is entering into the Administrative Services Agreement with the Administrative Agent, pursuant to which certain loan servicing and administrative functions are delegated to the Administrative Agent. The Administrative Services Agreement is hereby approved by Prior Member Approval, provided that material amendments thereto are subject to Prior Member Approval. The function of the Administrative Agent shall be non-discretionary and administrative only.

Section 6.2 Restrictions. Without Prior Member Approval, the Company shall not:

(a)          Invest an amount in any single Portfolio Company which is more than five percent (5%) of the sum of the total Capital Commitments to the Company plus the maximum amount of any credit facilities of the Company and its Subsidiaries (determined at the time of the first investment in such Portfolio Company);

(b)         Invest (in each case determined at the time of investment) in any securities of a Member or its Affiliates;

(c)          Make short sales of securities, except to hedge its position in Investments owned by it or to hedge against fluctuations in non-U.S. currencies which might affect the value of its Investments.

Section 6.3 Reliance by Third Parties. Notwithstanding any other provision of this Agreement, any contract, instrument or act on behalf of the Company by a Member, the GCBDC Representative, the United Representative, or any other Person delegated by Member Approval, shall be conclusive evidence in favor of any third party dealing with the Company that such Person has the authority, power and right to execute and deliver such contract or instrument and to take such act on behalf of the Company. This Section shall not be deemed to limit the liabilities and obligations of such Person to seek Member Approval as set forth in this Agreement.

Section 6.4 Members’ Outside Transactions; Investment Opportunities; Time and Attention.

(a)          Each Member shall devote such time and effort as is reasonably necessary to diligently administer the activities and affairs of the Company, but shall not be obligated to spend full time or any specific portion of their time to the activities and affairs of the Company.

(b)         The Administrative Agent and its Affiliates may manage or administer other investment funds and other accounts with similar or dissimilar mandates, and may be subject to the provisions of the Investment Company Act of 1940, as amended, including, without limitation, Section 57 thereof, and the Investment Advisers Act of 1940, as amended, and the rules, regulations and interpretations thereof, with respect to the allocation of investment opportunities among such other investment funds and other accounts (the “Allocation Requirements”). Except for any Allocation Requirement that may be applicable to the Company, neither a Member nor the Administrative Agent shall be obligated to offer any investment opportunity, or portion thereof, to the Company.

(c)          Subject to the foregoing provisions of this Section 6.4 and other provisions of this Agreement, each of the Members, the Administrative Agent and each of their respective Affiliates and members may engage in, invest in, participate in or otherwise enter into other business ventures of any kind, nature and description, individually and with others, including, without limitation, the formation and management of other investment funds with or without the same or similar purposes as the Company, and the ownership of and investment in securities, and neither the Company nor any other Member shall have any right in or to any such activities or the income or profits derived therefrom.

Section 6.5 Indemnification.

(a)          Subject to the limitations and conditions as provided in this Section 6.5, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or arbitrative or in the nature of an alternative dispute resolution in lieu of any of the foregoing (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person, or a Person of which such Person is the legal representative, is or was a Member or a representative thereof, shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against all liabilities and expenses (including judgments, penalties (including excise and similar taxes and punitive damages), losses, fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys’ and experts’ fees)) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation (each a “Loss”), unless such Loss shall have been primarily the result of gross negligence, fraud or intentional misconduct by the Person seeking indemnification hereunder, in which case such indemnification shall not cover such Loss to the extent resulting from such gross negligence, fraud or intentional misconduct.  Indemnification under this Section 6.5 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder.  The rights granted pursuant to this Section 6.5 shall be deemed contract rights, and no amendment, modification or repeal of this Section 6.5 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. To the fullest extent permitted by law, no Person entitled to indemnification under this Section 6.5 shall be liable to the Company of any member for any act or omission performed or omitted by or on behalf of the Company; provided that such act or omission has not been fully adjudicated to constitute fraud, willful misconduct or gross negligence. In addition, any Person entitled to indemnification under this Section 6.5 may consult with legal counsel selected with reasonable care and shall incur no liability to the Company or any Member to the extent that such Person acted or refrained from acting in good faith in reliance upon the opinion or advice of such counsel.

(b)         The right to indemnification conferred in Section 6.5(a) shall include the right to be paid or reimbursed by the Company for the reasonable expenses incurred by a Person entitled to be indemnified under Section 6.5(a) who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written undertaking by such Person to repay all amounts so advanced if it shall be finally adjudicated that such indemnified Person is not entitled to be indemnified under this Section 6.5 or otherwise.

(c)          The Company, with Prior Member Approval, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to a Member under Sections 6.5(a)and 6.5(b).

(d)         The right to indemnification and the advancement and payment of expenses conferred in this Section 6.5 shall not be exclusive of any other right that a Member or other Person indemnified pursuant to this Section 6.5 may have or hereafter acquire under any law (common or statutory) or provision of this Agreement.

(e)          The indemnification rights provided by this Section 6.5 shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of each Person indemnified pursuant to this Section 6.5.

Section 6.6 Tax Matters Member. GCBDC shall be the “tax matters partner” of the Company within the meaning of Section 6231(a)(7) of the Code (in such capacity, the “Tax Matters Member”). The provisions of Section 6.5 shall apply to all actions taken on behalf of the Members by the Tax Matters Member in its capacity as such. The Tax Matters Member shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the tax matters partner of the Company. The Tax Matters Member shall have the right to retain professional assistance in respect of any audit of the Company and all reasonable, documented out-of-pocket expenses and fees incurred by the Tax Matters Member on behalf of the Company as Tax Matters Member shall be reimbursed by the Company. In the event the Tax Matters Member receives notice of a final Company adjustment under Section 6223(a) of the Code, it shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Members on the date such petition is filed, or (ii) mail a written notice to all Members within such period that describes its reasons for determining not to file such a petition. Each Member shall be a “notice partner” within the meaning of Section 6231(a)(8) of the Code.

ARTICLE 7
TRANSFERS OF COMPANY INTERESTS; WITHDRAWALS

Section 7.1 Transfers by Members.

(a)          The interest of a Member may not be assigned without Prior Member Approval and may not be pledged or otherwise hypothecated without Prior Member Approval. In addition, the interest of a Member may not be assigned without first offering the other Member a right of first refusal to purchase the interest as set forth in Section 7.1(f). Notwithstanding the foregoing, without Member Approval or the offering of such right of first refusal, any Member may assign its entire interest to an Affiliate of such Member, if the assignor remains liable for its Capital Commitment. No assignment by a Member shall be binding upon the Company until the Company receives an executed copy of such assignment, which shall be in form and substance satisfactory to the other Member, and any assignment pursuant to this Section 7.1(a) shall be subject to satisfaction of the conditions set forth in Section 7.1(e).

(b)         Any Person which acquires a Company interest by assignment in accordance with the provisions of this Agreement shall be admitted as a substitute Member only upon approval of the non-transferring Member. The admission of an assignee as a substitute Member shall be conditioned upon the assignee’s written assumption, in form and substance satisfactory to the other Member, of all obligations of the assignor in respect of the assigned interest and execution of an instrument satisfactory to the other Member whereby such assignee becomes a party to this Agreement.

(c)          In the event any Member shall die or shall be declared incompetent or insane or shall be adjudicated as bankrupt, or in the event of the winding up or liquidation of a Member, the legal representative of such Member shall, upon written notice to the other Member of the happening of any of such events and satisfaction of the conditions set forth in Section 7.1(e), become an assignee of such Member’s interest, subject to all of the terms of this Agreement as then in effect.

(d)         Any assignee of the interest of a Member, irrespective of whether such assignee has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of such assignment to have agreed to be subject to the terms and provisions of this Agreement in the same manner as its assignor.

(e)          As additional conditions to the validity of any assignment of a Member’s interest, such assignment shall not:

(i)                 violate the registration provisions of the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction,

(ii)               cause the Company to cease to be entitled to the exemption from the definition of an “investment company” pursuant to Section 3(c)(7) of the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder,

(iii)             result in the termination of the Company under the Code or in the Company being classified as a “publicly traded partnership” under the Code,

(iv)             unless the other Member waives in writing the application of this clause (iv) with respect to such assignment (which the other Member may refuse to do in its absolute discretion), be to a Person which is an ERISA Plan, or

(v)               cause the Company or the other Member to be in violation of, or effect an assignment to a Person that is in violation of, applicable Investor Laws.

The non-assigning Member may require reasonable evidence as to the foregoing, including, without limitation, an opinion of counsel reasonably acceptable to the non-assigning member. Any purported assignment as to which the conditions set forth in the foregoing clauses (i) through (vi) are not satisfied shall be void ab initio. An assigning Member shall be responsible for all costs and expenses incurred by the Company, including reasonable legal fees and expenses, in connection with any assignment or proposed assignment.

(f)          Except for assignments by gift or bequest or assignments under the third sentence of Section 7.1 (a)), each Member hereby unconditionally and irrevocably grants to the other Member or its designee a right of first refusal to purchase all, but not less than all, of any interest in the Company that such assigning Member may propose to assign to another Person, at the same price and on the same terms and conditions as those offered to the prospective assignee. Each Member proposing to make an assignment that is subject to this Section 7.1 (f) must deliver a notice to the other Member not later than thirty (30) days prior to the proposed closing date of such assignment. Such notice shall contain the material terms and conditions (including price and form of consideration) of the proposed assignment and the identity of the prospective assignee. To exercise its right of first refusal under this Section 7.1 (f), the other Member must deliver a notice to the selling Member within fifteen (15) days of receipt of such notice, stating that it elects to exercise its right of first refusal and, if applicable, providing the identity of any Person that the non-assigning Member designates as the purchaser.

Section 7.2 Withdrawal by Members.

Members may withdraw from the Company only as provided by this Agreement.

(i)               Notwithstanding any provision contained herein to the contrary, if a Member shall obtain an opinion of counsel to the effect that, as a result of the other Member’s ownership of an interest in the Company, the Company would be required to register as an investment company under the Investment Company Act of 1940, as amended, such other Member shall, upon written notice from such first Member, withdraw from or reduce (in accordance with the provisions of clause (iii) below) its interest in the Company (including its Capital Commitment) to the extent such first Member has determined, based upon such opinion of counsel, to be necessary in order for the Company not to be required to so register. Each Member shall, upon written request from the other Member, promptly furnish to the other Member such information as the other Member may reasonably request from time to time in order to make a determination pursuant to this Section 7.2(i), but in no event later than ten (10) business days after such request.

(ii)              Notwithstanding any provision herein to the contrary, if a Member shall breach such Member’s obligation under the immediately following sentence, or if the other Member shall obtain an opinion of counsel to the effect that any contribution or payment by a Member to the Company would cause the Company or the other Member to be in violation of, or to the effect that such Member is in violation of, the United States Bank Secrecy Act, the United States Money Laundering Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the USA Patriot Act or any other law or regulation to which the Company, a Member, or such Member’s investment in the Company may be subject from time to time (collectively, “Investor Laws”), such Member shall, upon written notice from the other Member, withdraw from the Company in accordance with the provisions of clause (iii) below. Each Member shall, upon written request from the other Member, promptly furnish to the other Member such information as the other Member may reasonably request from time to time in order to make a determination pursuant to this Section 7.2 (ii), but in no event later than ten (10) business days after such request.

(iii)             If a Member partially withdraws its interest in the Company pursuant to this Section 7.2, it shall receive, in full payment for such withdrawn interest from first cash and cash equivalents available for distribution pursuant to Article 5, the sum of the portion of the Capital Account attributable to such withdrawn interest (adjusted to reflect the Value of the Company as determined as of the date of the last valuation pursuant to Section 9.5). If a Member withdraws its entire interest in the Company pursuant to this Section 7.2, then the Company shall terminate as provided by Article 8.

ARTICLE 8
TERM, DISSOLUTION AND LIQUIDATION OF COMPANY

Section 8.1 Term. Except as provided in Section 8.2, the Company shall continue without dissolution until all Investments are liquidated by the Company.

Section 8.2 Dissolution. The Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

(i)                the expiration of the term of the Company determined pursuant to Section 8.1;

(ii)               a written notice by a Member to the other Member to dissolve the Company, which notice shall become effective as stated therein but no less than ninety (90) days after delivery (unless the other Member waives such notification requirement);

(iii)             the full withdrawal of a Member of the Company pursuant to Section 7.2, or a bankruptcy, insolvency, dissolution or liquidation of a Member, or the making of an assignment for the benefit of creditors by a Member, or a default under Section 3.4 by a Member which remains uncured or unwaived after the expiration of the cure period set forth in Section 3.4, in each case at the election of the other Member by providing written notice of such election;

(iv)             a failure by GCBDC to obtain the approval of the U.S. Securities and Exchange Commission (“SEC”) of GCBDC’s interest in the Company, or a determination by the SEC to subject GCBDC’s participation in the Company to an accounting or reporting treatment or other consequence which GCBDC, in its sole discretion, determines to be materially adverse to it, or a change by the SEC of its approval of GCBDC’s interest in the Company or the terms of such approval or its conclusions regarding the accounting or reporting treatment or other consequence which GCGDC, in its sole discretion, determines to be materially adverse to it, in each case at the election of GCBDC by providing written notice of such election to the other Member; or

(v)              the entry of a decree of judicial dissolution pursuant to the Act, in which event the provisions of Section 8.3, as modified by said decree, shall govern the winding up of the Company’s affairs.

Section 8.3 Wind-down.

(a)          Upon the dissolution of the Company, the Company shall be liquidated in accordance with this Article and the Act. The liquidation shall be conducted and supervised by the Members in the same manner provided by Article 6 with respect to the operation of the Company during its term; provided that in the case of a dissolution and winding up of the Company pursuant to Section 8.2(iii) or Section 8.2(iv), the Member that elects such dissolution and winding up may elect further, by written notice to the other Member, to exercise as liquidating agent all of the rights, powers and authority with respect to the assets and liabilities of the Company in connection with the liquidation of the Company, to the same extent as the Members would have during the term of the Company.

(b)         From and after the date on which an event set forth in Section 8.2becomes effective, the Company shall cease to make Investments after that date, except for (i) Investments which the Company was committed to make in whole or in part (as evidenced by a commitment letter, term sheet or letter of intent, or definitive legal documents under which less than all advances have been made) on or before such effective date, and (ii) at the election of all Members exercised by Member Approval within three (3) business days after receipt by the Members of written notice of the availability of such election from any Member, any Investment (together with any Revolving Credit Investment) in a Portfolio Company in which the Company then has an Investment in which the Company participates, provided that such election shall not apply to any Investment in connection with a sale or other Change of Control of such Portfolio Company or a refinancing of the Company’s prior Investment in such Portfolio Company. Capital calls against the Capital Commitment of the Members shall cease from and after such effective date; provided that capital calls against the Capital Commitment of the Members may continue to fund the allocable share of Investments in which the Company continues to participate (as set forth in the immediately preceding sentence), Expenses and all other obligations of the Company. Subject to the foregoing, the Members shall continue to bear an allocable share of Expenses and other obligations of the Company until all Investments in which the Company participates are repaid or otherwise disposed of in the normal course of the Company’s activities.

(c)          Distributions to the Members during the winding down of the Company shall be made no less frequently than quarterly to the extent consisting of a Member’s allocable share of cash and cash equivalents, after taking into account reasonable reserves deemed appropriate by Member Approval (or in the event of a dissolution and winding up of the Company pursuant to Section 8.2(iii) or Section 8.2(iv), by a Member that has elected to act as liquidating agent pursuant to Section 8.3(a)), to fund Investments in which the Company continues to participate (as set forth in the immediately preceding paragraph), Expenses and all other obligations (including without limitation contingent obligations) of the Company. Unless waived by Member Approval, the Company also shall withhold ten percent (10%) of distributions in any calendar year, which withheld amount shall be distributed within sixty (60) days after the completion of the annual audit covering such year. A Member shall remain a member of the Company until all Investments in which the Company participates are repaid or otherwise disposed of, the Member’s allocable share of all Expenses and all other obligations (including without limitation contingent obligations) of the Company are paid, and all distributions are made hereunder, at which time the Member shall have no further rights under this Agreement.

(d)         Upon dissolution of the Company, final allocations of all items of Company Profit and Loss shall be made in accordance with Section 4.2. Upon dissolution of the Company, the assets of the Company shall be applied in the following order of priority:

(i)                To creditors (other than Members) in satisfaction of liabilities of the Company (whether by payment or by the making of reasonable provision for payment thereof), including to establish any reasonable reserves which a Member may, in its reasonable judgment, deem necessary or advisable for any contingent, conditional or unmatured liability of the Company;

(ii)               To establish any reserves which a Member may, in its reasonable judgment, deem necessary or advisable for any contingent, conditional or unmatured liability of the Company to Members; and

(iii)             The balance, if any, to the Members in accordance with Section 5.1(b).

(e)          Notwithstanding the foregoing, upon the occurrence of an event described in Section 8.2(iii) or Section 8.2(iv), the Member that may elect a dissolution and winding up may elect alternatively, by written notice to the other Member, to purchase all of the other Member’s interest in the Company. The purchase price for such interest shall be payable in cash within ninety (90) days after the election to purchase is delivered to the other Member, and shall be equal to the Capital Account of the other Member adjusted to reflect the Value of the Company as determined as of the date of the last valuation pursuant to Section 9.5. After such purchase, the other Member shall no longer be a member of the Company, and the Member that has elected to purchase the other Member’s interest may dissolve or continue the Company as it may determine.

(f)          In the event that an audit or reconciliation relating to the Fiscal Year in which a Member receives a distribution under this Section 8.3 reveals that such Member received a distribution in excess of that to which such Member was entitled, the other Member may, in its discretion, seek repayment of such distribution to the extent that such distribution exceeded what was due to such Member.

(g)          Each Member shall be furnished with a statement prepared by the Company’s accountant, which shall set forth the assets and liabilities of the Company as at the date of complete liquidation, and each Member’s share thereof. Upon compliance with the distribution plan set forth in this Section 8.3, the Members shall cease to be such, and either Member may execute, acknowledge and cause to be filed a certificate of cancellation of the Company.

ARTICLE 9
ACCOUNTING, REPORTING AND VALUATION PROVISIONS

Section 9.1 Books and Accounts.

(a)          Complete and accurate books and accounts shall be kept and maintained for the Company at its principal office. Such books and accounts shall be kept on the accrual basis method of accounting and shall include separate Capital Accounts for each Member. Capital Accounts for financial reporting purposes and for purposes of this Agreement shall be maintained in accordance with Section 4.1, and for U.S. federal income tax purposes the Members shall cause the Administrative Agent to maintain the Members’ Capital Accounts in accordance with the Code and applicable Treasury Regulations. Each Member or its duly authorized representative, at its own expense, shall at all reasonable times and upon reasonable prior written notice to the Administrative Agent have access to, and may inspect, such books and accounts and any other records of the Company for any purpose reasonably related to its interest in the Company.

(b)         All funds received by the Company shall be deposited in the name of the Company in such bank account or accounts or with such custodian, and securities owned by the Company may be deposited with such custodian, as may be designated by Member Approval from time to time and withdrawals therefrom shall be made upon such signature or signatures on behalf of the Company as may be designated by Member Approval from time to time.

Section 9.2 Financial Reports; Tax Return.

(a)          The Company shall engage an independent certified public accountant selected by the Administrative Agent and approved by Member Approval, which approval shall not be unreasonably withheld, to act as the accountant for the Company and to audit the Company’s books and accounts as of the end of each fiscal year, commencing for the 2013 fiscal year. As soon as practicable, but no later than ninety (90) days, after the end of such fiscal year, the Members shall cause the Administrative Agent to deliver, by any of the methods described in Section 10.7, to each Member and to each former Member who withdrew during such fiscal year:

(i)                audited financial statements of the Company as at the end of and for such fiscal year, including a balance sheet and statement of income, together with the report thereon of the Company’s independent certified public accountant, which annual financial statements shall be approved by Prior Member Approval;

(ii)               a statement of holdings of securities of the Company, including both the cost and the valuation of such securities as determined pursuant to Section 9.5, and a statement of such Member’s Capital Account;

(iii)              to the extent that the requisite information is then available, a Schedule K-1 for such Member with respect to such fiscal year, prepared in accordance with the Code, together with corresponding forms for state income tax purposes, setting forth such Member’s distributive share of Company items of Profit or Loss for such fiscal year and the amount of such Member’s Capital Account at the end of such fiscal year; and

(iv)             such other financial information and documents respecting the Company and its business as the Administrative Agent deems appropriate, or as a Member may reasonably require and request, to enable such Member to comply with regulatory requirements applicable to it or to prepare its federal and state income tax returns.

(b)         The Members shall cause the Administrative Agent to prepare and timely file after the end of each fiscal year of the Company all federal and state income tax returns of the Company for such fiscal year.

(c)          As soon as practicable, but in no event later than forty-five (45) days, after the end of each of the first three fiscal quarters of a fiscal year, the Members shall cause the Administrative Agent to prepare and deliver, by any of the methods described in Section 10.7, to each Member (i) unaudited financial information with respect to such Member’s allocable share of Profit or Loss and changes to its Capital Account as of the end of such fiscal quarter and for the portion of the fiscal year then ended, (ii) a statement of holdings of securities of the Company as to which such Member participates, including both the cost and the valuation of such securities as determined pursuant to Section 9.5, and (iii) such other financial information as the Administrative Agent deems appropriate, or as a Member may reasonably require and request, to enable such Member to comply with regulatory requirements applicable to it.

Section 9.3 Tax Elections. The Company may, by Member Approval, but shall not be required to, make any election pursuant to the provisions of Section 754 or 1045 of the Code, or any other election required or permitted to be made by the Company under the Code.

Section 9.4 Confidentiality.

(a)          Each Member agrees to maintain the confidentiality of the Company’s records, reports and affairs, and all information and materials furnished to such Member by the Company, GCBDC, the Administrative Agent or their Affiliates with respect to their respective businesses and activities; each Member agrees not to provide to any other Person copies of any financial statements, tax returns or other records or reports, or other information or materials, provided or made available to such Member; and each Member agrees not to disclose to any other Person any information contained therein (including any information respecting Portfolio Companies), without the express prior written consent of the disclosing party; provided that any Member may provide financial statements, tax returns and other information contained therein (i) to such Member’s accountants, internal and external auditors, legal counsel, financial advisors and other fiduciaries and representatives (who may be Affiliates of such Member) as long as such Member instructs such Persons to maintain the confidentiality thereof and not to disclose to any other Person any information contained therein, (ii) to potential transferees of such Member’s Company interest that agree in writing, for the benefit of the Company, to maintain the confidentiality thereof, but only after reasonable advance notice to the Company, (iii) if and to the extent required by law (including judicial or administrative order); provided that, to the extent legally permissible, the Company is given prior notice to enable it to seek a protective order or similar relief, (iv) to representatives of any governmental regulatory agency or authority with jurisdiction over such Member, or as otherwise may be necessary to comply with regulatory requirements applicable to such Member; and (v) in order to enforce rights under this Agreement. Notwithstanding the foregoing, the following shall not be considered confidential information for purposes of this Agreement: (a) information generally known to the public; (b) information obtained by a Member from a third party who is not prohibited from disclosing the information; (c) information in the possession of a Member prior to its disclosure by the Company, GCBDC, the Administrative Agent or their Affiliates; or (d) information which a Member can show by written documentation was developed independently of disclosure by the Company, GCBDC, the Administrative Agent or their Affiliates. Without limitation to the foregoing, United shall not engage in the purchase, sale or other trading of securities or derivatives thereof based upon confidential information received from the Company, GCBDC, the Administrative Agent or their Affiliates.

(b)         To the extent permitted by applicable law, and notwithstanding the provisions of this Article 9, each of the Company, GCBDC, the Administrative Agent or any of their Affiliates may, in its reasonable discretion, keep confidential from any Member information to the extent such Person reasonably determines that: (i) disclosure of such information to such Member likely would have a material adverse effect upon the Company or a Portfolio Company due to an actual or likely conflict of business interests between such Member and one or more other parties or an actual or likely imposition of additional statutory or regulatory constraints upon the Company, GCBDC, the Administrative Agent, any of its Affiliates or a Portfolio Company; or (ii) such Member cannot or will not adequately protect against the improper disclosure of confidential information, the disclosure of which likely would have a material adverse effect upon the Company, GCBDC, the Administrative Agent, any of its Affiliates or a Portfolio Company. Notwithstanding the foregoing, each of the Company, GCBDC, the Administrative Agent or any of their Affiliates shall promptly provide to each Member all relevant information and documents related to any notice or request (whether written or oral) received from any governmental or regulatory agency involving any pending or threatened Proceeding in connection with the activities or operations of the Company.

(c)          The Members: (i) acknowledge that the Company, GCBDC, the Administrative Agent, its Affiliates, and their respective direct or indirect members, members, managers, officers, directors and employees are expected to acquire confidential third-party information (e.g., through Portfolio Company directorships held by such Persons) that, pursuant to fiduciary, contractual, legal or similar obligations, cannot be disclosed to the Company or the Members; and (ii) agree that none of such Persons shall be in breach of any duty under this Agreement or the Act as a result of acquiring, holding or failing to disclose such information to the Company or the Members.

Section 9.5 Valuation.

(a)          Valuations shall be made as of the end of each fiscal quarter and upon liquidation of the Company in accordance with the following provisions and the Company’s valuation guidelines then in effect (which shall be consistent with GCBDC’s valuation guidelines then in effect):

(i)                Within forty-five (45) days after the date as of which a valuation is to be made, the Administrative Agent shall deliver to the GCBDC Representative and the United Representative a report as to the recommended valuation as of such date, and provide such Persons with a reasonable opportunity to request information and to provide comments with respect to the report.

(ii)               If the recommended valuation as of such date is approved by Prior Member Approval, then the valuation that has been approved shall be final.

(iii)              If there is an objection to the recommended valuation by the GCBDC Representative or the United Representative, then the Administrative Agent shall cause a valuation of the asset(s) subject to unresolved objection to be made as of such date by an approved valuation expert (if not already made), and shall determine a valuation of such asset(s) consistent with the valuation as of such date by the approved valuation expert, and such valuation shall be final. For this purpose, a valuation of an asset as of such date shall be considered consistent with a valuation of an approved valuation expert if it is equal to the recommended value or within the recommended range of values determined by the approved valuation expert as of such date. An approved valuation expert shall mean an independent valuation consultant that either has been approved by Member Approval or has been referenced in a previous valuation report by the Administrative Agent without objection by either the GCBDC Representative or the United Representative.

(iv)             Liabilities of the Company shall be taken into account at the amounts at which they are carried on the books of the Company, and provision shall be made in accordance with GAAP for contingent or other liabilities not reflected on such books and, in the case of the liquidation of the Company, for the expenses (to be borne by the Company) of the liquidation and winding up of the Company’s affairs.

(v)              No value shall be assigned to the Company name and goodwill or to the office records, files, statistical data, or any similar intangible assets of the Company not normally reflected in the Company’s accounting records.

(b)         All valuations shall be made in accordance with the foregoing shall be final and binding on all Members, absent actual and apparent error. Valuations of the Company’s assets by independent valuation consultants shall be at the Company’s expense.

ARTICLE 10
MISCELLANEOUS PROVISIONS

Section 10.1 Power of Attorney.

(a)          Each Member irrevocably constitutes and appoints GCBDC the true and lawful attorney-in-fact of such Member to execute, acknowledge, swear to and file any of the following:

(i)                Any certificate or other instrument (i) which may be required to be filed by the Company under the laws of the United States, the State of Delaware, or any other jurisdiction, or (ii) which GCBDC shall deem advisable to file; provided that no such certificate or instrument shall have the effect of amending this Agreement other than as permitted hereby;

(ii)               Any amendment or modification of any certificate or other instrument referred to in this Section 10.1; and

(iii)              Any agreement, document, certificate or other instrument which any Member is required to execute in connection with the termination of such Member’s interest in the Company and the withdrawal of such Member from the Company, or in connection with the reduction of such Member’s interest in the Company, which such Member has failed to execute and deliver within ten days after written request by GCBDC.

It is expressly acknowledged by each Member that the foregoing power of attorney is coupled with an interest and shall survive death, legal incapacity and assignment by such Member of its interest in the Company; provided, however, that if a Member shall assign all of its interest in the Company and the assignee shall, in accordance with the provisions of this Agreement, become a substitute Member, such power of attorney shall survive such assignment only for the purpose of enabling each attorney-in-fact to execute, acknowledge, swear to and file any and all instruments necessary to effect such substitution.

(b)               Each Member agrees to execute, upon five (5) business days prior written notice, a confirmatory or special power of attorney, containing the substantive provisions of this Section, in form satisfactory to GCBDC.

Section 10.2 Determination of Disputes. Any dispute or controversy among the Members (other than a suit brought against a Defaulting Member) arising in connection with (i) this Agreement or any amendment hereof, (ii) the breach or alleged breach hereof, (iii) the actions of any of the Members, or (iv) the formation, operation or dissolution and liquidation of the Company, shall be determined and settled by arbitration in Chicago, Illinois, by a panel of three members who shall be selected, and such arbitration shall be conducted, in accordance with the commercial rules of the American Arbitration Association. Any award rendered therein shall be final and binding upon the Members and the Company and judgment upon any such award rendered by said arbitrators may be entered in any court having jurisdiction thereof. The party or parties against which an award is made shall bear its or their own expenses and those of the prevailing party or parties, including fees and disbursements of attorneys, accountants, and financial experts, and shall bear all arbitration fees and expenses of the arbitrators.

Section 10.3 Certificate of Formation; Other Documents. The Members hereby approve and ratify the filing of the Certificate of Formation on behalf of the Company. The Members agree to execute such other instruments and documents as may be required by law or which a Member deems necessary or appropriate to carry out the intent of this Agreement.

Section 10.4 Force Majeure. Whenever any act or thing is required of the Company or a Member hereunder to be done within any specified period of time, the Company and the Member shall be entitled to such additional period of time to do such act or thing as shall equal any period of delay resulting from causes beyond the reasonable control of the Company or the Member, including, without limitation, bank holidays, and actions of governmental agencies, and excluding, without limitation, economic hardship; provided that this provision shall not have the effect of relieving the Company or the Member from the obligation to perform any such act or thing.

Section 10.5 Applicable Law This Agreement shall be governed by, and construed in accordance with, the internal law of the State of Delaware, without regard to the principles of conflicts of laws thereof.

Section 10.6 Waivers.

(a)          No waiver of the provisions hereof shall be valid unless in writing and then only to the extent therein set forth. Any right or remedy of the Members hereunder may be waived by Member Approval, and any such waiver shall be binding on all Members. Except as specifically herein provided, no failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any subsequent occasion.

(b)         Except as otherwise provided in this Agreement, any approval or consent of the Members may be given by Member Approval, and any such approval or consent shall be binding on all Members.

Section 10.7 Notices. All notices, demands, solicitations of consent or approval, and other communications hereunder shall be in writing or by electronic mail (with or without attached PDFs), and shall be sufficiently given if personally delivered or sent by postage prepaid, registered or certified mail, return receipt requested, or sent by electronic mail, overnight courier or facsimile transmission, addressed as follows: if intended for the Company, to the Company’s principal office determined pursuant to Section 2.3; and if intended for any Member, to the address of such Member set forth on the Company’s records, or to such other address as any Member may designate by written notice. Notices shall be deemed to have been given (i) when personally delivered, (ii) if sent by registered or certified mail, on the earlier of (A) three days after the date on which deposited in the mails or (B) the date on which received, or (iii) if sent by electronic mail, overnight courier or facsimile transmission, on the date on which received; provided that notices of a change of address shall not be deemed given until the actual receipt thereof. The provisions of this Section shall not prohibit the giving of written notice in any other manner; any such written notice shall be deemed given only when actually received.

Section 10.8 Construction.

(a)          The captions used herein are intended for convenience of reference only and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement.

(b)         As used herein, the singular shall include the plural, the masculine gender shall include the feminine and neuter, and the neuter gender shall include the masculine and feminine, unless the context otherwise requires.

(c)          The words “hereof,” “herein,” and “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d)         References in this Agreement to Articles and Sections are intended to refer to Articles and Sections of this Agreement unless otherwise specifically stated.

(e)          Nothing in this Agreement shall be deemed to create any right in or benefit for any creditor of the Company that is not a party hereto, and this Agreement shall not be construed in any respect to be for the benefit of any creditor of the Company that is not a party hereto.

Section 10.9 Amendments.

(a)          This Agreement may be amended at any time and from time to time by Prior Member Approval.

(b)         Notwithstanding the foregoing, a Member may amend this Agreement and the Member List at any time and from time to time to reflect the admission or withdrawal of any Member or the change in any Member’s Capital Commitment, as contemplated by this Agreement.

Section 10.10 Legal Counsel. GCBDC has engaged Foley Hoag LLP and Dechert LLP (collectively, “Company Counsel”), as legal counsel to the Company, GCBDC and the Administrative Agent. Moreover, Company Counsel has previously represented and/or concurrently represents the interests of the Company, GCBDC, the Administrative Agent and/or parties related thereto in connection with matters other than the preparation of this Agreement and may represent such Persons in the future. Each Member: (i) approves Company Counsel’s representation of the Company, GCBDC and the Administrative Agent in the preparation of this Agreement; and (ii) acknowledges that Company Counsel has not been engaged by any other Member to protect or represent the interests of such Member vis-à-vis the Company or the preparation of this Agreement, and that actual or potential conflicts of interest may exist among the Members in connection with the preparation of this Agreement. In addition, each Member: (i) acknowledges the possibility of a future conflict or dispute among Members or between any Member or Members and the Company or the Administrative Agent; and (ii) acknowledges the possibility that, under the laws and ethical rules governing the conduct of attorneys, Company Counsel may be precluded from representing the Company and/or GCBDC and/or the Administrative Agent (or any equity holder thereof) in connection with any such conflict or dispute. Nothing in this Section 10.10 shall preclude the Company from selecting different legal counsel to represent it at any time in the future and no Member shall be deemed by virtue of this Section 10.10 to have waived its right to object to any conflict of interest relating to matters other than this Agreement or the transactions contemplated herein.

Section 10.11 Execution. This Agreement may be executed in any number of counterparts and all such counterparts together shall constitute one agreement binding on all Members.

Section 10.12 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto; provided that this provision shall not be construed to permit any assignment or transfer which is otherwise prohibited hereby.

Section 10.13 Severability. If any one or more of the provisions contained in this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications thereof shall not in any way be affected or impaired thereby.

Section 10.14 Computation of Time. In computing any period of time under this Agreement, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday on which banks in New York are closed, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or such a legal holiday. Any reference to “business day” shall refer to any day which is not a Saturday, Sunday or such a legal holiday. Any references to time of day shall refer to New York time.

Section 10.15 Entire Agreement. This Agreement and the Subscription Agreements entered into between the Company and each Member in connection with the Members’ subscription of interests in the Company set forth the entire understanding among the parties relating to the subject matter hereof, any and all prior correspondence, conversations, memoranda or other writings being merged herein and replaced and being without effect hereon. No promises, covenants or representations of any character or nature other than those expressly stated herein, in such Subscription Agreements, or in any such other agreement have been made to induce any party to enter into this Agreement.

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IN WITNESS WHEREOF, the Members have caused this Agreement to be executed and delivered as of May 31, 2013.

Golub Capital BDC, Inc.

By: /s/ David B. Golub

       Name: David B. Golub

       Title: Chief Executive Officer

United Insurance Company of America

By: /s/ John Boschelli
      Name: John Boschelli

      Title: Assistant Treasurer

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